PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------
                                                PricewaterhouseCoopers LLP
                                                1177 Avenue of the Americas
                                                New York, NY  10036
                                                Telephone:  (212)  596-8000
                                                Facsimile:  (212)  596-8910

                                                                    Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1999, relating to the consolidated financial statements of Flushing Financial Corporation and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, and 1996, incorporated by reference in the Annual Report on Form 10-K of Flushing Financial Corporation for the year ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in the prospectus documents relating to the Plans which are the subject of this Registration Statement.



      /s/ PricewaterhouseCoopers LLP


New York, New York
August 17, 1999










































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